CleanSpark to Accelerate Deployments by Acquiring Pioneer Custom Electrical Products Business

SALT LAKE CITY and FORT LEE, NJ -- May 8, 2018, /PRNewswire/ -- CleanSpark, Inc. (OTC: CLSK), a microgrid company with advanced engineering, software and controls for innovative distributed energy resource management systems, and Pioneer Power Solutions, Inc. (NASDAQ: PPSI), a company engaged in the manufacture, sale and service of electrical transmission, distribution and on-site power generation equipment today announced that the two companies have signed a definitive agreement wherein CleanSpark will acquire substantially all of the assets and operations of Pioneer’s wholly owned subsidiary, Pioneer Custom Electrical Products (Pioneer CEP).

As consideration for the assets, CleanSpark will provide Pioneer with the following:

•	7,000,000 shares of CleanSpark common stock;
•	a 5-year warrant to purchase 1,000,000 shares of CleanSpark common stock at an exercise price of $1.60 per share;
•	a 5-year warrant to purchase 1,000,000 shares of CleanSpark common stock at an exercise price of $2.00 per share;
•	an 18-month promissory note equal to the net carrying value of the current assets and liabilities as of the date of closing; and
•	An equipment lease agreement that provides for the lease of equipment from Pioneer to CleanSpark;

Closing is anticipated to occur on or before June 30, 2018.

Pioneer CEP is a designer and manufacturer of highly engineered custom electrical equipment, including, but not limited to high and medium voltage switchgear, automatic transfer switches, low and medium voltage control systems, switchboards and panelboards. Since January of 2016, Pioneer CEP has delivered in excess of $32 million in products and currently has a contracted backlog in excess of $5.6 million. The combined companies have more than $40 million in outstanding contract proposals issued for fulfillment prior to the end of 2019.

“With the acquisition of Pioneer CEP, we’ve secured a specialized, vendor agnostic hardware solution, which, when coupled to our proprietary adaptive controls platform, allows for a simplified business development model, ease of deployment and opportunity for rapid growth,” stated Matt Schultz, CleanSpark’s Chief Executive Officer. “Traditional ‘hardware only’ solutions will now have locally controlled, AI honed, cloud-based insights to improve energy-security, cyber-security and economic optimization.”

Nathan Mazurek, Pioneer's Chairman and Chief Executive Officer, said, “The planned sale of our switchgear business is an important part of our strategy to simplify our portfolio, reduce costs and focus on our core transformer business. Our switchgear segment and its successful penetration of new and rapidly expanding markets such as distributed generation and energy storage, has created an exciting strategic opportunity. We are committed to creating shareholder value and we believe our company is better positioned for improved performance with a more simplified offering. At the same time and in our view, the potential for growth and continued profitability of the switchgear business are enhanced by aligning its assets and capabilities with an advanced energy solutions provider such as CleanSpark. Through an equity position in CleanSpark, Pioneer shareholders will have the opportunity to benefit from the future success of this business as part of a growing company with a more synergistic offering.”

Pioneer is exploring various options with respect to the CleanSpark shares and warrants, including distributing them to its shareholders at an appropriate time, as determined by its board.

Pioneer CEP was established with a particular focus on meeting the custom manufacturing and quick shipment needs of its diverse distributor clientele and their customers. Pioneer CEP traces its origins back to 1910 as Pico Metal and Pico Electric. Pioneer CEP has decades of experience in custom metal fabrication, switchboard and panelboard manufacturing in the Southern California market. Pioneer has built a team of industry veterans from well-established manufacturers having a combined design and manufacturing experience of over 100 years.

Located in the heart of Southern California, a cleantech and independent power generation hub, in a modern, 40,000 sq/ft facility in Santa Fe Springs, Pioneer CEP is easily accessible to all Southern California and Western US customers to fulfill their urgent project needs. Pioneer CEP is a UL Listed manufacturer of highly engineered custom electrical equipment, including, but not limited to high and medium voltage switchgear, automatic transfer switches, low and medium voltage control systems, switchboards and panelboards using electrical components from major manufacturers, such as General Electric and Siemens. In addition, Pioneer CEP integrates its equipment with products and systems manufactured by major electrical equipment manufacturers, including, but not limited to, ABB, Rockwell Automation, Southern California Edison, Southern California Gas Company and Eaton Corporation.

CleanSpark is a San Diego based technology company whose services offer clarity, control, and surety for Distributed Energy Resource (DER) and Microgrid solutions. CleanSpark’s patented suite of technology and services enable large power users to meet their objectives for utility cost savings, greenhouse gas reductions, and energy security by actively managing their power generation and energy storage resources while also unlocking revenue potential via tenant power sales and/or energy market participation. CleanSpark’s patented approach is technology agnostic, integrating a multitude of DER technologies, which provides for maximum return on new and legacy investments for each unique site. CleanSpark’s proprietary Microgrid Value Stream Optimizer (µVSO) modeling engine provides a bankable financial proforma with turnkey execution through its increasing ecosystem of reputable partners, and then automates the operation of the system to deliver upon each customer’s primary objective with CleanSpark’s mPulse Software and Control Suite.

mPulse seamlessly integrates with existing and new DERs while remaining flexible to expand in the future. A unique feature of mPulse is its ability to learn energy usage patterns and dynamically adopt efficient modes of operation to ensure customers reap the highest financial returns. By actively coordinating electric loads, self-generation, and energy storage, mPulse is able to significantly lower utility costs in the near and long term automatically. Regardless of rate structure changes, Clients experience no disruption to their normal operations, nor do they need to change behaviors to achieve energy reduction and savings. Integrated in mPulse deployments are additional layers of cyber-security and energy security for critical loads in the event of grid disturbances. All this makes it easy for commercial and industrial operations to quickly turn proven technologies into moneymaking microgrids that replace total grid dependence.

About Pioneer Power Solutions, Inc.

Pioneer Power Solutions, Inc. manufactures, sells and services a broad range of specialty electrical transmission, distribution and on-site power generation equipment for applications in the utility, industrial, commercial and backup power markets. Pioneer's principal products and services include custom-engineered electrical transformers, low and medium voltage switchgear and engine-generator sets and controls, complemented by a national field-service organization to maintain and repair power generation assets. Pioneer is headquartered in Fort Lee, New Jersey and operates from 13 additional locations in the U.S., Canada and Mexico for manufacturing, centralized distribution, engineering, sales, service and administration. To learn more about Pioneer, please visit its website at www.pioneerpowersolutions.com.

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About CleanSpark, Inc.

CleanSpark provides advanced energy software and control technology that enables a plug-and-play enterprise solution to modern energy challenges. Our services consist of intelligent energy monitoring and controls, microgrid design and engineering, microgrid consulting services, and turn-key microgrid implementation services. CleanSpark's software allows energy users to obtain resiliency and economic optimization. Our software is uniquely capable of enabling a microgrid to be scaled to the user's specific needs and can be widely implemented across commercial, industrial, military and municipal deployment. For more information on CleanSpark, please visit http://www.cleanspark.com.

Information about Forward-Looking Statements

This release contains forward-looking statements. Forward-looking statements are generally identifiable by the use of words like "may," "will," "should," "could," "expect," "anticipate," "estimate," "believe," "intend," or "project" or the negative of these words or other variations on these words or comparable terminology. The reader is cautioned not to put undue reliance on these forward-looking statements, as these statements are subject to numerous factors and uncertainties outside of our control that can make such statements untrue, including, but not limited to, the asset purchase transaction not being timely completed, if completed at all; prior to the completion of the asset purchase transaction, Pioneer’s or CleanSpark's respective businesses experiencing disruptions due to transaction-related uncertainty or other factors making it more difficult to maintain relationships with employees, business partners or governmental entities; and the parties being unable to successfully implement integration strategies or realize the anticipated benefits of the acquisition, including the possibility that the expected synergies and cost reductions from the proposed acquisition will not be realized or will not be realized within the expected time period.  In addition, other factors that could cause actual results to differ materially are discussed in our respective filings with the SEC. Investors and security holders are urged to read these documents free of charge on the SEC's web site at http://www.sec.gov. We undertake no obligation to publicly update or revise our forward-looking statements as a result of new information, future events or otherwise.

Contact – CleanSpark Investor Relations:

S. Matthew Schultz
Chief Executive Officer
(801) 244-4405
matt@cleanspark.com

Pioneer Power Solutions Investor Relations

Brett Maas, Managing Partner

Hayden IR

(646) 536-7331

brett@haydenir.com

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